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[EDENTIFY LOGO]
                                                                    Exhibit 5.1

KENNETH R. VENNERA, ESQUIRE
General Counsel
Direct Dial: 610-814-6832
Email: kvennera@edentify.us

      As of January 10, 2007

      Board of Directors
      Edentify, Inc.
      74 W. Broad Street
      Bethlehem, PA 18018

            Re: Edentify, Inc.

      Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration for resale from time to time of an aggregate of 5,791,133 shares of common stock, $.001 par value per share, (the "Shares") of Edentify, Inc., a Nevada corporation (the "Company") including Shares to be issued pursuant to the exercise of warrants to purchase Shares and pursuant to the conversion of convertible debentures issued by the Company to the selling shareholders and shares to be issued as payment in kind for interest due through March 31, 2007 on the convertible debentures. All of the Shares are being registered on behalf of, and will be offered and sold by, the selling shareholders named in the Registration Statement.

      In connection with delivering this opinion, I, as general counsel to the Company, have reviewed the following documents:

      1. The Registration Statement;

      2. The articles of incorporation of the Company presently in effect;

      3. The bylaws of the Company certified by the Company as presently in effect;

      4. Resolutions adopted by the Board of Directors of the Company on November 13, 2006, approving, and authorizing the filing as of December 4, 2006 of the Registration Statement and the matters related thereto; and

      5. Such other documents relating to the Registration Statement and the issuance and sale of the Shares by the Company as we have deemed appropriate.

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                                                                 [EDENTIFY LOGO]

Edentify Board of Directors
As of January 10, 2007
Page 2 of 2


Based upon my review of the above, and subject to the qualifications, limitations, assumptions and exceptions set forth below, it is my opinion that:

      (a) the Company is duly organized and validly existing and in good standing under the laws of the State of Nevada;

      (b) the aggregate 2,000,000 shares issued to Bushido Capital Master Fund, L.P. and Gamma Capital Opportunity Fund, L.P. as a result of the partial exercise of warrants received by each of them in conjunction with Debentures purchased by them in the December 2004 offering were duly authorized and were validly issued, fully paid and non-assessable; and

      (c) upon exercise of the warrants or conversion of the Debentures, the Shares will be duly authorized and are validly issued, fully paid and non-assessable.

In providing this opinion I have assumed, without investigation, the authenticity of documents submitted to me by management of the Company and others as originals, the conformity to the originals of any document submitted to me as a copy, the authenticity of the originals of such documents submitted to me as copies, the genuineness of all signatures and the legal capacities of natural persons.

My opinion set forth herein is based upon and relies upon the current state of the law and, in all respects, is subject to and may be limited by future legislation and regulations as well as developing case law. I assume no obligation to update or supplement my opinion set forth herein to reflect any facts or circumstances that may hereafter come to my attention or any changes in laws or regulations or any judicial decisions that may hereafter occur.




I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Kenneth R. Vennera

                                           Kenneth R. Vennera
                                           General Counsel